U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2005

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2005, Emeritus Corporation (the "Company") announced that it intends to commence an offer to exchange (the "Exchange Offer") its 6.25% Convertible Subordinated Debentures due 2006 (the "Outstanding Debentures") for new convertible subordinated debentures (the "New Debentures"). The New Debentures will have the same terms as the Outstanding Debentures, except that the principal amount and all accrued interest of New Debentures will be paid on June 30, 2008, and all other dates that are determined by or relate to the maturity date of the Debentures will be adjusted accordingly; (ii) the Company will have no right of redemption prior to maturity, as provided in the Outstanding Debentures; and (iii) the interest rate paid under the New Debentures will be 8.0%, commencing on the day following the issuance thereof.

On June 30, 2005, the Company entered into an Agreement (an "Agreement") with Saratoga Partners IV, LP, Saratoga Management Company LLC, Saratoga Coinvestment IV LLC (collectively, the "Saratoga Entities") and Columbia Select, L.P. and Catalina General, L.P. (collectively, the "Baty Entities"). The Agreement provides that if at the expiration of the Exchange Offer any Outstanding Debentures have not been exchanged for New Debentures, then the Saratoga Entities and the Baty Entities will purchase a principal amount of New Debentures ("Additional New Debentures") equal to the principal amount of Outstanding Debentures that have not been exchanged, excluding any Outstanding Debentures that have not been exchanged by any of the Saratoga Entities or Baty Entities. The Agreement provides that the Saratoga Entities, as a group, will purchase 24% of any Additional New Debentures and the Baty Entities, as a group, will purchase 76% of any Additional New Debentures, unless the Saratoga Entities and the Baty Entities agree on a different allocation of purchase. The purchase of the Additional New Debentures, if required, would take place on December 30, 2005. If the Baty Entities or Saratoga Entities do not exchange any of their Outstanding Debentures, they are obligated to purchase New Debentures on December 30, 2005 equal to the principal amount of Debentures that were not exchanged.

The Baty Entities are affiliated with Daniel R. Baty, who beneficially owns approximately 28.5% of the Company's common stock and who is its chief executive officer, and the Saratoga Entities are affiliated with Saratoga Partners, which beneficially owns approximately 33.0% of the Company's common stock and which is represented on the Company's Board by two directors. Together Mr. Baty and Saratoga Partners beneficially own approximately 65% of Outstanding Debentures.

The forgoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this report.

Item 8.01 Other Events.

On July 6, 2005, the Company issued a press release, filed as Exhibit 99.1 to this report and incorporated herein by reference, announcing its intention to commence the Exchange Offer described under Item 1.01.

Item 9.01 Exhibits and Financial Statements.

(c) Exhibits.

10.1
Agreement, dated June 30, 2005, between Emeritus Corporation and Saratoga Partners IV, LP, Saratoga Management Company LLC, Saratoga Coinvestment IV LLC and Columbia Select, L.P. and Catalina General, L.P.

99.1	Press Release dated July 6, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 7, 2005		EMERITUS CORPORATION

	By:	/s/ Raymond R. Brandstrom
Raymond R. Brandstrom
Vice President of Finance, Chief Financial Officer
and Secretary

INDEX TO EXHIBITS

10.1
Agreement, dated June 30, 2005, between Emeritus Corporation and Saratoga Partners IV, LP, Saratoga Management Company LLC, Saratoga Coinvestment IV LLC and Columbia Select, L.P. and Catalina General, L.P.

99.1	Press Release dated July 6, 2005